Exhibit 32.1

CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18,
UNITED STATES CODE)

I, James Michael Whitfield, Chief Executive Officer of Mammatech Corporation (the “Company”) certify that:

(1)	I have reviewed the quarterly report on Form 10-Q of Mammatech Corporation;

(2)
Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report; and

(2)
Based on my knowledge, the financial statements and other information included in this quarterly report, fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company as of and fort the period presented in this quarterly report.

Date:  April 18, 2011

By: /s/ James Michael Whitfield
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Name: James Michael Whitfield
Title:
Chief Executive Officer